Exhibit 99.2
PART I. FINANCIAL INFORMATION
Item 1. FINANCIAL STATEMENTS
MONEYGRAM INTERNATIONAL, INC.
CONSOLIDATED BALANCE SHEETS
UNAUDITED

	September
	30,	December 31,
(Amounts in thousands, except share data)	2010	2009

ASSETS
Cash and cash equivalents	$—	$—
Cash and cash equivalents (substantially restricted)	3,292,518	3,776,824
Receivables, net (substantially restricted)	1,081,521	1,054,381
Trading investments and related put options (substantially restricted)	—	26,951
Available-for-sale investments (substantially restricted)	189,133	298,633
Property and equipment	113,844	127,972
Intangible assets	6,708	7,680
Goodwill	428,691	425,630
Other assets	151,554	211,592

Total assets	$5,263,969	$5,929,663

LIABILITIES
Payment service obligations	$4,272,734	$4,843,454
Debt	712,161	796,791
Pension and other postretirement benefits	114,816	118,444
Accounts payable and other liabilities	128,083	189,659

Total liabilities	5,227,794	5,948,348

COMMITMENTS AND CONTINGENCIES (NOTE 14)

MEZZANINE EQUITY
Participating Convertible Preferred Stock-Series B, $0.01 par value, 760,000 shares authorized, 495,000 shares issued and outstanding	604,731	539,084
Participating Convertible Preferred Stock-Series B-1, $0.01 par value, 500,000 shares authorized, 272,500 shares issued and outstanding	359,030	325,244

Total mezzanine equity	963,761	864,328

STOCKHOLDERS’ DEFICIT
Preferred shares, $0.01 par value, none issued	—	—
Common shares, $0.01 par value, 1,300,000,000 shares authorized, 88,556,077 shares issued	886	886
Additional paid-in capital	—	—
Retained loss	(753,253)	(694,914)
Unearned employee benefits	—	(8)
Accumulated other comprehensive loss	(30,117)	(35,671)
Treasury stock: 5,185,555 and 6,040,958 shares at September 30, 2010 and December 31, 2009, respectively	(145,102)	(153,306)

Total stockholders’ deficit	(927,586)	(883,013)

Total liabilities, mezzanine equity and stockholders’ deficit	$5,263,969	$5,929,663

See Notes to Consolidated Financial Statements

MONEYGRAM INTERNATIONAL, INC.
CONSOLIDATED STATEMENTS OF INCOME (LOSS)
UNAUDITED

	Three Months Ended September		Nine Months Ended September
	30,		30,
(Amounts in thousands, except per share data)	2010	2009	2010	2009

REVENUE
Fee and other revenue	$288,494	$294,863	$847,004	$841,500
Investment revenue	4,393	6,849	16,284	26,995
Net securities gains	—	2,738	2,115	7,027

Total revenue	292,887	304,450	865,403	875,522

Fee and other commissions expense	127,003	128,352	369,661	368,660
Investment commissions expense	181	375	601	1,128

Total commissions expense	127,184	128,727	370,262	369,788

Net revenue	165,703	175,723	495,141	505,734

EXPENSES
Compensation and benefits	56,220	58,963	169,007	158,234
Transaction and operations support	46,984	82,573	143,149	198,223
Occupancy, equipment and supplies	12,528	12,254	34,672	35,517
Interest expense	24,689	26,127	76,536	79,816
Depreciation and amortization	11,497	14,510	35,884	43,834

Total expenses	151,918	194,427	459,248	515,624

Income (loss) before income taxes	13,785	(18,704)	35,893	(9,890)
Income tax expense (benefit)	3,800	(400)	8,248	(110)

NET INCOME (LOSS)	$9,985	$(18,304)	$27,645	$(9,780)

BASIC AND DILUTED LOSS PER COMMON SHARE	$(0.30)	$(0.60)	$(0.86)	$(1.19)

Net loss available to common stockholders:
Net income (loss) as reported	$9,985	$(18,304)	$27,645	$(9,780)
Accrued preferred stock dividends	(31,981)	(28,277)	(92,017)	(81,111)
Accretion recognized on preferred stock	(2,592)	(2,580)	(7,416)	(7,621)

Net loss available to common stockholders	$(24,588)	$(49,161)	$(71,788)	$(98,512)

Weighted-average outstanding common shares	83,336	82,505	83,081	82,497

See Notes to Consolidated Financial Statements

MONEYGRAM INTERNATIONAL, INC.
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)
UNAUDITED

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(Amounts in thousands)	2010	2009	2010	2009

NET INCOME (LOSS)	$9,985	$(18,304)	$27,645	$(9,780)
OTHER COMPREHENSIVE INCOME
Net unrealized gains on available-for-sale securities:
Net holding gains arising during the period	3,284	368	3,613	3,461
Reclassification adjustment for net realized losses included in net income (loss)	—	757	334	3,688

	3,284	1,125	3,947	7,149

Net unrealized losses on derivative financial instruments:
Net holding losses arising during the period, net of tax benefit of $478 for the nine months ended September 30, 2009	—	—	—	(780)

	—	—	—	(780)

Pension and postretirement benefit plans:
Reclassification of prior service costs recorded to net income (loss), net of tax benefit of $8 and $455 for the three months ended September 30, 2010 and 2009, respectively, and $24 and $454 for the nine months ended September 30, 2010 and 2009, respectively	13	742	39	741
Reclassification of net actuarial loss recorded to net income (loss), net of tax benefit of $456 and $359 for the three months ended September 30, 2010 and 2009, respectively, and $1,458 and $1,077 for the nine months ended September 30, 2010 and 2009, respectively	744	585	2,379	1,756
Unrealized foreign currency translation gains (losses), net of tax expense (benefit) of $2,097 and $485 for the three months ended September 30, 2010 and 2009, respectively, and $(497) and $316 for the nine months ended September 30, 2010 and 2009, respectively	3,421	792	(811)	516

Other comprehensive income	7,462	3,244	5,554	9,382

COMPREHENSIVE INCOME (LOSS)	$17,447	$(15,060)	$33,199	$(398)

See Notes to Consolidated Financial Statements

MONEYGRAM INTERNATIONAL, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
UNAUDITED

	Three Months Ended September
	30,		Nine Months Ended September 30,
(Amounts in thousands)	2010	2009	2010	2009

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$9,985	$(18,304)	$27,645	$(9,780)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	11,497	14,510	35,884	43,834
Investment impairment charges	—	757	334	3,686
Net realized gain on investments	—	(2,395)	(2,449)	(7,555)
Valuation gains on put options related to trading investments	—	(1,100)	—	(3,158)
Provision for deferred income taxes	—	—	102	305
Net amortization of investment premiums and discounts	22	211	171	639
Impairment of goodwill	—	—	—	3,758
Impairment of assets	284	8,409	1,986	8,409
Signing bonus amortization	7,361	7,330	21,733	24,413
Amortization of debt discount and deferred financing costs	3,713	2,550	12,009	7,496
Provision for uncollectible receivables	2,388	2,693	6,285	17,900
Non-cash compensation and pension expense	9,249	8,921	27,125	15,375
Other non-cash items, net	455	1,746	(24)	4,765
Changes in foreign currency translation adjustments	3,421	791	(811)	515
Change in other assets	(6,877)	4,169	(26,547)	(10,134)
Change in accounts payable and other liabilities	(58)	25,560	(13,633)	49,793

Total adjustments	31,455	74,152	62,165	160,041
Change in cash and cash equivalents (substantially restricted)	199,629	97,580	484,306	201,276
Change in trading investments and related put options (substantially restricted)	—	15,000	29,400	32,900
Change in receivables, net (substantially restricted)	(36,141)	136,758	(36,046)	288,048
Change in payment service obligations	(199,958)	(304,651)	(570,784)	(662,709)

Net cash provided by (used in) operating activities	4,970	535	(3,314)	9,776

CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from maturities of investments classified as available-for-sale	30,744	32,419	113,316	113,957
Purchases of property and equipment	(13,349)	(6,829)	(28,825)	(23,148)
Proceeds from disposal of property and equipment	7,537	—	7,537	—
Cash paid for acquisitions, net of cash acquired	—	—	(330)	(3,210)
Proceeds from disposal of a business	—	4,500	—	4,500

Net cash provided by investing activities	24,932	30,090	91,698	92,099

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from exercise of stock options	98	—	1,616	—
Payments on debt	(30,000)	(625)	(90,000)	(1,875)
Payments on revolving credit facility	—	(30,000)	—	(100,000)

Net cash used in financing activities	(29,902)	(30,625)	(88,384)	(101,875)

NET CHANGE IN CASH AND CASH EQUIVALENTS	—	—	—	—
CASH AND CASH EQUIVALENTS — Beginning of period	—	—	—	—

CASH AND CASH EQUIVALENTS — End of period	$—	$—	$—	$—

See Notes to Consolidated Financial Statements

MONEYGRAM INTERNATIONAL, INC.
CONSOLIDATED STATEMENT OF STOCKHOLDERS’ DEFICIT
UNAUDITED

					Accumulated
		Additional		Unearned	Other
(Amounts in	Common	Paid-In	Retained	Employee	Comprehensive	Treasury
thousands)	Stock	Capital	Loss	Benefits	Loss	Stock	Total

December 31, 2009	$886	$—	$(694,914)	$(8)	$(35,671)	$(153,306)	$(883,013)
Net income			27,645				27,645
Accrued dividends on preferred stock		(11,878)	(80,139)				(92,017)
Accretion on preferred stock		(7,416)					(7,416)
Employee benefit plans		19,294	(5,845)	8		8,204	21,661
Net unrealized gain on available-for-sale securities					3,947		3,947
Amortization of prior service cost for pension and postretirement benefits, net of tax					39		39
Amortization of unrealized losses on pension and postretirement benefits, net of tax					2,379		2,379
Unrealized foreign currency translation adjustment					(811)		(811)

September 30, 2010	$886	$—	$(753,253)	$—	$(30,117)	$(145,102)	$(927,586)

See Notes to Consolidated Financial Statements

MONEYGRAM INTERNATIONAL, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)
Note 1 — Basis of Presentation
The accompanying unaudited consolidated financial statements of MoneyGram International, Inc. (“MoneyGram” or the “Company”) have been prepared in accordance with accounting principles generally accepted in the United States of America and the instructions to Form 10-Q and Rule 10-01 of Regulation S-X. Accordingly, they do not include all of the information and notes required for complete financial statements. In the opinion of management, all adjustments considered necessary for a fair presentation have been included and are of a normal recurring nature. Operating results for the three and nine months ended September 30, 2010 are not necessarily indicative of the results that may be expected for future periods. For further information, refer to the Consolidated Financial Statements and Notes thereto included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009.
Note 2 — Assets in Excess of Payment Service Obligations
The following table shows the amount of assets in excess of payment service obligations at September 30, 2010 and December 31, 2009:

	September 30,	December 31,
(Amounts in thousands)	2010	2009

Cash and cash equivalents (substantially restricted)	$3,292,518	$3,776,824
Receivables, net (substantially restricted)	1,081,521	1,054,381
Trading investments and related put options (substantially restricted)	—	26,951
Available-for-sale investments (substantially restricted)	189,133	298,633

	4,563,172	5,156,789
Payment service obligations	(4,272,734)	(4,843,454)

Assets in excess of payment service obligations	$290,438	$313,335

The Company was in compliance with its contractual and financial regulatory requirements as of September 30, 2010 and December 31, 2009.
Note 3 — Acquisitions and Disposals
Blue Dolphin Financial Services N.V. — On February 5, 2010, the Company acquired Blue Dolphin Financial Services N.V. (“Blue Dolphin”), a former super-agent in the Netherlands, for a purchase price of $1.4 million, including cash acquired of $1.1 million, and an earn-out potential of up to $1.4 million. The acquisition of Blue Dolphin provides the Company with the opportunity for further network expansion in the Netherlands and Belgium under the European Union Payment Services Directive, as well as additional control over sales and marketing activities.
The preliminary purchase price allocation includes $3.1 million of goodwill assigned to the Company’s Global Funds Transfer segment, and the forgiveness of $2.7 million of liabilities. The purchase price allocation is preliminary pending the completion of the valuation of deferred taxes and certain other liabilities. The Company incurred $0.1 million of transaction costs related to this acquisition in the nine months ended September 30, 2010, which are included in the “Transaction and operations support” line in the Consolidated Statements of Income (Loss). The operating results of Blue Dolphin subsequent to the acquisition date are included in the Company’s Consolidated Statements of Income (Loss). The financial impact of the acquisition is not material to the Consolidated Balance Sheets or Consolidated Statements of Income (Loss).
Other Disposals — During the third quarter of 2010, the Company completed the sale of its corporate airplane with net proceeds of $7.5 million. The Company recognized a $1.5 million impairment in connection with the sale in the “Transaction and operations support” line in the Consolidated Statements of Income (Loss) during the nine months ended September 30, 2010.
Note 4 — Fair Value Measurement
Following is a description of the Company’s valuation methodologies for financial assets measured at fair value:
Investments — For United States government agencies and residential mortgage-backed securities collateralized by United States government agency securities, fair value measures are generally obtained from independent sources, including a pricing service. Because market quotes are generally not readily available or accessible for these specific securities, the pricing service generally measures fair value through the use of pricing models and observable inputs for similar assets and market data. Accordingly, these securities are classified as Level 2 financial instruments. The Company periodically corroborates the valuations provided by the pricing service through internal valuations utilizing externally developed cash flow models, comparison to actual transaction prices for any sold securities and any broker quotes received on the same security.
For other asset-backed securities, investments in limited partnerships and trading investments, market quotes are generally not available. If available, the Company will utilize a fair value measurement from a pricing service. The pricing service utilizes a pricing model based on market observable data and indices, such as quotes for comparable securities, yield curves, default indices, interest rates and historical prepayment speeds. If a fair value measurement is not available from the pricing service, the Company will utilize a broker quote if available. Due to a general lack of transparency in the process that the brokers use to develop prices, most valuations that are based on brokers’ quotes are classified as Level 3. If no broker quote is available, or if such quote cannot be corroborated by market data or internal valuations, the Company will perform internal valuations utilizing externally developed cash flow models. These pricing models are based on market observable spreads and, when available, observable market indices. The pricing models also use inputs such as the rate of future prepayments and expected default rates on the principal, which are derived by the Company based on the characteristics of the underlying structure and historical prepayment speeds experienced at the interest rate levels projected for the underlying collateral. The pricing models for certain asset-backed securities also include significant non-observable inputs such as internally assessed credit ratings for non-rated securities, combined with externally provided credit spreads. Observability of market inputs to the valuation models used for pricing certain of the Company’s investments deteriorated with the disruption to the credit markets as overall liquidity and trading activity in these sectors has been substantially reduced. Accordingly, securities valued using a pricing model are classified as Level 3 financial instruments.
Other Financial Instruments — Other financial instruments consisted of put options related to trading investments. The fair value of the put options related to trading investments was estimated using the expected cash flows from the instruments through their assumed exercise date. These cash flows were discounted at a rate corroborated by market data for a financial institution comparable to the put option counter-party, as well as the Company’s interest rate on its debt. The discounted cash flows of the put options were then reduced by the estimated fair value of the trading investments. Given the subjectivity of the discount rate and the estimated fair value of the trading investments, the Company classified its put options related to trading investments as Level 3 financial instruments. The fair value of the put options was remeasured each period, with the change in fair value recognized in earnings.
Debt — Debt is carried at amortized cost; however, the Company estimates the fair value of debt for disclosure purposes. The fair value of debt is estimated using market quotations, where available, credit ratings, observable market indices and other market data. As of September 30, 2010, the fair value of Tranche A and Tranche B under the Company’s senior facility is estimated at $95.1 million and $141.7 million, respectively. As of September 30, 2010, the fair value of the Company’s second lien notes is estimated at $504.5 million. See Note 8 — Debt for more information on the Company’s debt.
Derivatives — Derivatives consist of forward contracts to hedge income statement exposure to foreign currency exchange risk arising from the Company’s assets and liabilities denominated in foreign currencies. The Company’s derivative agreements are well-established products, allowing the use of standardized models that use market based inputs. These models do not contain a high level of subjectivity and the inputs are readily observable. Accordingly, the Company has classified its forward contracts as Level 2 financial instruments.
The Company has a forward contract financial liability of $3.1 million recorded at fair value as of September 30, 2010 and no financial liabilities recorded at fair value as of December 31, 2009. Following are the Company’s financial assets recorded at fair value by hierarchy level as of September 30, 2010 and December 31, 2009.

	September 30, 2010
(Amounts in thousands)	Level 1	Level 2	Level 3	Total

Available-for-sale investments (substantially restricted):
United States government agencies	$—	$8,581	$—	$8,581
Residential mortgage-backed securities — agencies	—	156,353	—	156,353
Other asset-backed securities	—	—	24,199	24,199

Total financial assets	$—	$164,934	$24,199	$189,133

	December 31, 2009
(Amounts in thousands)	Level 1	Level 2	Level 3	Total

Trading investments and related put options (substantially restricted)	$—	$—	$26,951	$26,951
Available-for-sale investments (substantially restricted):
United States government agencies	—	7,715	—	7,715
Residential mortgage-backed securities — agencies	—	268,830	—	268,830
Other asset-backed securities	—	—	22,088	22,088
Forward contracts	—	5,332	—	5,332

Total financial assets	$—	$281,877	$49,039	$330,916

The tables below provide a roll-forward of the financial assets classified in Level 3 which are measured at fair value on a recurring basis for the three and nine months ended September 30, 2010 and 2009.

	Three Months Ended			Nine Months Ended
	September 30, 2010			September 30, 2010
	Trading		Total	Trading		Total
	Investments	Other	Level 3	Investments	Other	Level 3
	and Related	Asset-Backed	Financial	and Related	Asset-Backed	Financial
(Amounts in thousands)	Put Options	Securities	Assets	Put Options	Securities	Assets

Beginning balance	$—	$20,754	$20,754	$26,951	$22,088	$49,039
Realized gains	—	—	—	2,449	—	2,449
Principal paydowns	—	(282)	(282)	(29,400)	(3,395)	(32,795)
Other-than-temporary impairments	—	—	—	—	(334)	(334)
Unrealized gains — instruments still held at the reporting date	—	4,561	4,561	—	8,875	8,875
Unrealized losses — instruments still held at the reporting date	—	(834)	(834)	—	(3,035)	(3,035)

Ending balance	$—	$24,199	$24,199	$—	$24,199	$24,199

	Three Months Ended			Nine Months Ended
	September 30, 2009			September 30, 2009
	Trading		Total	Trading		Total
	Investments	Other	Level 3	Investments	Other	Level 3
	and Related	Asset-Backed	Financial	and Related	Asset-Backed	Financial
(Amounts in thousands)	Put Options	Securities	Assets	Put Options	Securities	Assets

Beginning balance	$37,309	$22,705	$60,014	$47,990	$29,528	$77,518
Principal paydowns	(12,605)	(66)	(12,671)	(25,344)	(363)	(25,707)
Other-than-temporary impairments	—	(757)	(757)	—	(3,686)	(3,686)
Unrealized gains — instruments still held at the reporting date	1,100	—	1,100	3,158	—	3,158
Unrealized losses — instruments still held at the reporting date	—	(993)	(993)	—	(4,590)	(4,590)

Ending balance	$25,804	$20,889	$46,693	$25,804	$20,889	$46,693

Note 5 — Investment Portfolio
Components of the Company’s investment portfolio are as follows:

	September
	30,	December 31,
(Amounts in thousands)	2010	2009

Cash	$1,117,598	$1,243,060
Money markets	1,673,485	1,933,764
Deposits	501,435	600,000

Cash and cash equivalents (substantially restricted)	3,292,518	3,776,824
Trading investments and related put options (substantially restricted)	—	26,951
Available-for-sale investments (substantially restricted)	189,133	298,633

Total investment portfolio	$3,481,651	$4,102,408

Cash and Cash Equivalents (substantially restricted) — Cash and cash equivalents consist of cash, money-market securities, time deposits and certificates of deposit. Cash primarily consists of interest-bearing deposit accounts and non-interest bearing transaction accounts. The Company’s money-market securities are invested in seven funds, all of which are AAA rated and consist of United States Treasury bills, notes or other obligations issued or guaranteed by the United States government and its agencies, as well as repurchase agreements secured by such instruments. Deposits consist of time deposits and certificates of deposits with maturities of less than one year, and are issued from financial institutions that are rated AA as of the date of this filing.
Trading Investments and Related Put Options (substantially restricted) — At December 31, 2009, the Company had one trading investment with a fair value of $11.8 million on a par value of $29.4 million, and a related put option with a fair value of $15.2 million. The trading investment was called at par in February 2010, resulting in a $2.4 million gain recorded in “Net securities gains,” net of the reversal of the related put option.
Available-for-sale Investments (substantially restricted) — Available-for-sale investments consist of mortgage-backed securities, asset-backed securities and agency debenture securities. After other-than-temporary impairment charges, the amortized cost and fair value of available-for-sale investments are as follows at September 30, 2010:

		Gross	Gross		Net
	Amortized	Unrealized	Unrealized	Fair	Average
(Amounts in thousands, except net average price)	Cost	Gains	Losses	Value	Price

Residential mortgage-backed securities-agencies	$149,159	$7,293	$(99)	$156,353	$105.47
Other asset-backed securities	12,351	11,848	—	24,199	4.68
United States government agencies	7,166	1,415	—	8,581	95.34

Total	$168,676	$20,556	$(99)	$189,133	$28.04

After other-than-temporary impairment charges, the amortized cost and fair value of available-for-sale investments were as follows at December 31, 2009:

		Gross	Gross		Net
	Amortized	Unrealized	Unrealized	Fair	Average
(Amounts in thousands, except net average price)	Cost	Gains	Losses	Value	Price

Residential mortgage-backed securities — agencies	$259,563	$9,296	$(29)	$268,830	$104.13
Other asset-backed securities	15,706	6,382	—	22,088	3.74
United States government agencies	6,854	861	—	7,715	85.72

Total	$282,123	$16,539	$(29)	$298,633	$34.84

At September 30, 2010 and December 31, 2009, approximately 87 percent and 93 percent, respectively, of the available-for-sale portfolio is invested in debentures of United States government agencies or securities collateralized by United States government agency debentures. These securities have the implicit backing of the United States government and the Company expects to receive full par value upon maturity or pay-down, as well as all interest payments. The “Other asset-backed securities” continue to have market exposure. The Company has factored this risk into its fair value estimates, with the average price of an asset-backed security at $0.05 per dollar of par at September 30, 2010.
Gains and Losses and Other-Than-Temporary Impairments — At September 30, 2010 and December 31, 2009, net unrealized gains of $20.5 million and $16.5 million, respectively, are included in the Consolidated Balance Sheets in “Accumulated other comprehensive loss.” Losses of $0.3 million during the nine months ended September 30, 2010 and losses of $0.8 million and $3.7 million during the three and nine months ended September 30, 2009, respectively, were reclassified from “Accumulated other comprehensive loss” to net income (loss) in connection with other-than-temporary impairments and realized losses recognized during the period. No gains or losses were recognized during the three months ended September 30, 2010. Net securities gains were as follows:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(Amounts in thousands)	2010	2009	2010	2009

Realized losses from available-for-sale investments	$—	$—	$—	$(2)
Other-than-temporary impairments from available-for-sale investments	—	(757)	(334)	(3,686)
Valuation gains on put options related to trading investments	—	1,100	—	3,158
Realized gains from trading investments and related put options	—	2,395	2,449	7,557

Net securities gains	$—	$2,738	$2,115	$7,027

Investment Ratings — In rating the securities in its investment portfolio, the Company uses ratings from Moody’s Investor Service (“Moody’s”), Standard & Poors (“S&P”) and Fitch Ratings (“Fitch”). If the rating agencies have split ratings, the Company uses the highest rating across the rating agencies for disclosure purposes. Securities issued or backed by United States government agencies are included in the AAA rating category. Investment grade is defined as a security having a Moody’s equivalent rating of Aaa, Aa, A or Baa or an S&P or Fitch equivalent rating of AAA, AA, A or BBB. The Company’s investments at September 30, 2010 and December 31, 2009 consisted of the following ratings:

	September 30, 2010			December 31, 2009
	Number			Number
	of	Fair	Percent of	of	Fair	Percent of
(Dollars in thousands)	Securities	Value	Investments	Securities	Value	Investments

AAA, including United States agencies	28	$164,564	87%	34	$276,215	92%
A	—	—	—	1	415	—
BBB	—	—	—	1	1,842	1%
Below investment grade	65	24,569	13%	69	20,161	7%

Total	93	$189,133	100%	105	$298,633	100%

Had the Company used the lowest rating from either Moody’s or S&P in the information presented above, there would be no change to investments rated A or better.
Contractual Maturities — The amortized cost and fair value of available-for-sale securities at September 30, 2010 and December 31, 2009, by contractual maturity are shown below. Actual maturities may differ from contractual maturities as borrowers may have the right to call or prepay obligations, sometimes without call or prepayment penalties. Maturities of mortgage-backed and other asset-backed securities depend on the repayment characteristics and experience of the underlying obligations.

	September 30, 2010		December 31, 2009
	Amortized	Fair	Amortized	Fair
(Amounts in thousands)	Cost	Value	Cost	Value

After one year through five years	$7,166	$8,581	$6,854	$7,715
Mortgage-backed and other asset-backed securities	161,510	180,552	275,269	290,918

Total	$168,676	$189,133	$282,123	$298,633

Note 6 — Goodwill
Following is a roll forward of the Company’s goodwill, which is all related to the Global Funds Transfer segment:

Total
(Amounts in thousands)	Goodwill

Balance as of December 31, 2009	$425,630
Goodwill acquired	3,061

Balance as of September 30, 2010	$428,691

The addition of goodwill relates to the acquisition of Blue Dolphin in the first quarter of 2010. See Note 3 — Acquisitions and Disposals for further information on the acquisition.
Note 7 — Derivative Financial Instruments
The Company uses forward contracts to hedge income statement exposure to foreign currency exchange risk arising from its assets and liabilities denominated in foreign currencies. While these contracts economically hedge foreign currency risk, they are not designated as hedges for accounting purposes. The “Transaction and operations support” line in the Consolidated Statements of Income (Loss) reflects a gain of $0.1 million and a loss of $4.3 million for the three and nine months ended September 30, 2010, respectively, and a gain of $0.1 million and a loss of $4.6 million for the three and nine months ended September 30, 2009, respectively. These gains and losses reflect changes in foreign currency exchange rates on foreign-denominated receivables and payables, and are net of losses of $11.5 million and $1.3 million from the related forward contracts for the three and nine months ended September 30, 2010, respectively, and losses of $3.6 million and $6.0 million for the three and nine months ended September 30, 2009, respectively. As of September 30, 2010 and December 31, 2009, the Company had $140.2 million and $59.4 million, respectively, of outstanding notional amounts relating to its forward contracts.

At September 30, 2010 and December 31, 2009, the Company reflects the following fair values of derivative forward contract instruments in its Consolidated Balance Sheets:

		Derivative Assets		Derivative Liabilities
	Balance	September	December	September	December
	Sheet	30,	31,	30,	31,
(Amounts in thousands)	Location	2010	2009	2010	2009

Forward contracts	Other assets	$529	$5,361	$3,620	$29

Historically, the Company entered into foreign currency forward contracts with 12 month durations to hedge forecasted foreign currency money transfer transactions. The Company designated these forward contracts as cash flow hedges. All cash flow hedges matured in 2009. The Company recognized a gain of $2.4 million for the nine months ended September 30, 2009 in the “Fee and other revenue” line of the Consolidated Statements of Income (Loss) upon the final settlement of these cash flow hedges.
The Company’s Series B Participating Convertible Preferred Stock (“Series B Stock”) contains a change of control redemption option which, upon exercise, requires the Company to cash settle the par value of the Series B Stock and any accumulated unpaid dividends at a 1 percent premium. As the cash settlement is made at a premium, the change of control redemption option meets the definition of an embedded derivative requiring bifurcation and liability accounting treatment. The fair value of the change of control redemption option was de minimus as of September 30, 2010 and December 31, 2009.
Note 8 — Debt
Following is a summary of the Company’s outstanding debt as of September 30, 2010 and December 31, 2009:

	September 30, 2010		December 31, 2009
		Weighted-		Weighted-
		Average		Average
(Amounts in thousands)	Amount	Interest Rate	Amount	Interest Rate

Senior Tranche A Loan, due 2013	$100,000	5.75%	$100,000	5.75%
Senior Tranche B Loan, net of unamortized discount, due 2013	112,161	7.25%	196,791	7.25%
Senior revolving credit facility, due 2013	—	—	—	—
Second lien notes, due 2018	500,000	13.25%	500,000	13.25%

Total debt	$712,161		$796,791

Senior Facility — The Company may elect an interest rate for the senior facility at each reset period based on the United States prime bank rate or the Eurodollar rate. During 2010 and 2009, the Company elected the United States prime bank rate as its interest basis. During the three and nine months ended September 30, 2010, the Company made optional repayments of $30.0 million and $90.0 million, respectively, on its Tranche B loan. Amortization of the debt discount on Tranche B of $1.6 million and $5.4 million during the three and nine months ended September 30, 2010, respectively, and $0.8 million and $2.2 million for the three and nine months ended September 30, 2009, respectively, is recorded in “Interest expense” in the Consolidated Statements of Income (Loss). Amortization of the debt discount for the three and nine months ended September 30, 2010 includes a pro-rata write-off of $1.1 million and $3.5 million, respectively, as a result of the Tranche B prepayments. At September 30, 2010 the senior facility outstanding debt principal balance and unamortized discount balance are $216.3 million and $4.1 million, respectively. As of September 30, 2010, the Company has $241.7 million of availability under the revolving credit facility, net of $8.3 million of outstanding letters of credit.
Second Lien Notes — Prior to March 25, 2011, the Company has the option to capitalize interest at a rate of 15.25 percent for the second lien notes. If interest is capitalized, 0.50 percent of the interest is payable in cash and 14.75 percent is capitalized into the outstanding principal balance. The Company paid the interest through September 30, 2010, and anticipates that it will continue to pay the interest on the notes for the foreseeable future.
Debt Covenants — At September 30, 2010, the Company is in compliance with its covenants.
Deferred Financing Costs — Amortization of deferred financing costs of $2.1 million and $6.6 million during the three and nine months ended September 30, 2010, respectively, and $1.8 million and $5.3 million for the three and nine months ended September 30, 2009, respectively, is recorded in “Interest expense” in the Consolidated Statements of Income (Loss). Amortization of the deferred financing costs for the three and nine months ended September 30, 2010 includes a pro-rata write-off of $0.5 million and $1.6 million, respectively, as a result of the Tranche B prepayments.
Interest Paid in Cash — The Company paid $20.7 million and $63.6 million of interest for the three and nine months ended September 30, 2010, respectively, and $23.4 million and $71.8 million for the three and nine months ended September 30, 2009, respectively.
Maturities — At September 30, 2010, debt totaling $216.3 million will mature in 2013.

Note 9 — Pensions and Other Benefits
Net periodic benefit expense for the Company’s defined benefit pension plan and combined supplemental executive retirement plans (“SERPs”) includes the following components:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(Amounts in thousands)	2010	2009	2010	2009

Service cost	$—	$223	$—	$671
Interest cost	2,969	3,165	8,907	9,494
Expected return on plan assets	(2,166)	(2,351)	(6,498)	(7,052)
Amortization of prior service cost	21	1,287	63	1,460
Recognized net actuarial loss	1,196	944	3,587	2,833

Net periodic benefit expense	$2,020	$3,268	$6,059	$7,406

Benefits paid through the defined benefit pension plan were $3.0 million and $9.2 million for the three and nine months ended September 30, 2010, respectively, and $3.1 million and $9.3 million for the three and nine months ended September 30, 2009, respectively. The Company made contributions of $1.3 million and $2.2 million to the defined benefit pension plan during the three and nine months ended September 30, 2010, respectively. No contributions were made to the defined benefit pension plan during the three and nine months ended September 30, 2009. Benefits paid through, and contributions made to, the combined SERPs were $1.0 million and $3.4 million for the three and nine months ended September 30, 2010, respectively, and $1.3 million and $3.3 million for the three and nine months ended September 30, 2009, respectively.
The net loss for the defined benefit pension plan and combined SERPs that the Company amortized from “Accumulated other comprehensive loss” into “Net periodic benefit expense” was $1.2 million ($0.7 million, net of tax) and $3.6 million ($2.2 million, net of tax) for the three and nine months ended September 30, 2010, respectively, and $0.9 million ($0.6 million, net of tax) and $2.8 million ($1.8 million, net of tax) for the three and nine months ended September 30, 2009, respectively. The prior service costs amortized from “Accumulated other comprehensive loss” into “Net periodic benefit expense” was nominal for the defined benefit pension plan and combined SERPs for the three and nine months ended September 30, 2010 and was $1.3 million ($0.8 million, net of tax) and $1.5 million ($0.9 million, net of tax) for the three and nine months ended September 30, 2009, respectively.
Net periodic benefit expense for the Company’s defined benefit postretirement plans includes the following components:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(Amounts in thousands)	2010	2009	2010	2009

Service cost	$—	$143	$—	$429
Interest cost	63	209	190	628
Amortization of prior service credits	—	(88)	—	(264)
Recognized net actuarial loss	4	—	11	—

Net periodic benefit expense	$67	$264	$201	$793

Benefits paid through, and contributions made to, the defined benefit postretirement plans were $0.1 million and $0.7 million for the three and nine months ended September 30, 2010, respectively, and $0.1 million and $0.2 million for the three and nine months ended September 30, 2009, respectively.
The net loss for the defined benefit postretirement plans that the Company amortized from “Accumulated other comprehensive loss” into “Net periodic benefit expense” was nominal for the three and nine months ended September 30, 2010. There was no prior service cost (credit) for the defined benefit postretirement plans for 2010. The prior service credit for the defined benefit postretirement plans that the Company amortized from “Accumulated other comprehensive loss” into “Net periodic benefit expense” was $0.1 million (less than $0.1 million, net of tax) and $0.3 million ($0.2 million, net of tax) for the three and nine months ended September 30, 2009, respectively. There was no net loss for the defined benefit postretirement plans for 2009.
Contribution expense for the 401(k) defined contribution plan was $0.9 million and $2.5 million for the three and nine months ended September 30, 2010, respectively, and $0.9 million and $2.7 million for the three and nine months ended September 30, 2009, respectively. The Company made a discretionary profit sharing contribution of $2.0 million to the 401(k) defined contribution plan in the nine months ended September 30, 2009; no contribution was made in 2010.
Deferred Compensation Plans — During the second quarter of 2010, the Company’s Board of Directors approved changes to the Company’s deferred compensation plans for management and non-employee directors. Deferrals under the deferred compensation plan for management were frozen effective April 1, 2010. The deferred compensation plan for directors was terminated and all account balances will be fully distributed as soon as practicable following May 1, 2011.

Note 10 — Mezzanine Equity
Following is a summary of mezzanine equity activity related to the Company’s Participating Convertible Preferred Stock during the nine months ended September 30, 2010:

			Series
(Amounts in thousands)	B Stock	B-1 Stock	B Stock

Balance at December 31, 2009	$539,084	$325,244	$864,328
Dividends accrued	59,347	32,670	92,017
Accretion	6,300	1,116	7,416

Balance at September 30, 2010	$604,731	$359,030	$963,761

Note 11 — Stockholders’ Deficit
Common Stock — Following is a summary of common stock issued and outstanding:

	September	December
	30,	31,
(Amounts in thousands)	2010	2009

Common shares issued	88,556	88,556
Treasury stock	(5,186)	(6,041)

Common shares outstanding	83,370	82,515

Treasury Stock — Following is a summary of treasury stock share activity during the nine months ended September 30, 2010:

Treasury
Stock
(Amounts in thousands)	Shares

Balance at December 31, 2009	6,041
Exercise of stock options and release of restricted stock, net of shares surrendered for withholding taxes	(855)

Balance at September 30, 2010	5,186

Accumulated Other Comprehensive Loss — The components of “Accumulated other comprehensive loss” are as follows:

	September	December
	30,	31,
(Amounts in thousands)	2010	2009

Net unrealized gains on securities classified as available-for-sale	$20,457	$16,510
Cumulative foreign currency translation adjustments	4,151	4,962
Prior service cost for pension and postretirement benefits, net of tax	(184)	(223)
Unrealized losses on pension and postretirement benefits, net of tax	(54,541)	(56,920)

Accumulated other comprehensive loss	$(30,117)	$(35,671)

Note 12 — Stock-Based Compensation
The Company’s 2005 Omnibus Incentive Plan allows for the issuance under all awards of 47,000,000 shares of common stock. As of September 30, 2010, the Company has remaining authorization to issue awards of up to 7,753,207 shares of common stock.
Stock Options — Pursuant to the terms of options granted in 2010, 50 percent of the options become exercisable through the passage of time (the “Time-based Tranche”) and 50 percent of the options become exercisable upon the achievement of certain conditions (the “Performance-based Tranche”). The Time-based Tranche generally becomes exercisable over a five-year period in either (a) an equal number of shares each year or (b) a tranched vesting schedule whereby 15 percent of the Time-based Tranche vests immediately and then at rates of 10 to 20 percent each year. The Performance-based Tranche becomes exercisable upon the achievement within five years of grant of the earlier of (a) a pre-defined common stock price for any period of 20 consecutive trading days, (b) a change in control of the Company resulting in a pre-defined per share consideration or (c) in the event the Company’s common stock does not trade on a United States exchange or trading market, a public offering resulting in the Company’s common stock meeting pre-defined equity values. All options granted in 2010 have a term of 10 years. These terms are consistent with options granted in 2009.
For purposes of determining the fair value of stock option awards, the Company uses the Black-Scholes single option pricing model for the Time-based Tranches and a combination of Monte-Carlo simulation and the Black-Scholes single option pricing model for the Performance-based Tranches. Expected volatility is based on the historical volatility of the price of the Company’s common stock since the spin-off on June 30, 2004. Given the minimal stock option exercise activity by grantees and volatility of the Company’s stock price, the Company used the simplified method to estimate the expected term of the awards, which represents the period of time that options are expected to be outstanding, The Company used historical information to estimate the forfeiture rate, which represents the number of options that will be forfeited by grantees due to termination of employment. In addition, the Company considers any expectations regarding future activity that could impact the expected term and forfeiture rate. The risk-free rate for the Black-Scholes model is based on the United States Treasury yield curve in effect at the time of grant for periods within the expected term of the option, while the risk-free rate for the Monte-Carlo simulation is based on the five-year United States Treasury yield in effect at the time of grant. Compensation cost, net of expected forfeitures, is recognized using a straight-line method over the vesting or service period. The following table provides weighted-average grant-date fair value and assumptions utilized to estimate the grant-date fair value of the 2010 options.

Expected dividend yield	0.0%
Expected volatility	73.5% - 74.8%
Risk-free interest rate	1.8% - 3.3%
Expected life	6.2-6.5 years
Weighted-average grant-date fair value per option	$2.07
Following is a summary of stock option activity for 2010:

			Weighted-
		Weighted-	Average	Aggregate
		Average	Remaining	Intrinsic
		Exercise	Contractual	Value
	Shares	Price	Term	($000)

Options outstanding at December 31, 2009	38,145,414	$3.35
Granted	12,100,000	2.89
Exercised	(848,750)	1.90
Forfeited/Expired	(9,813,034)	3.01

Options outstanding at September 30, 2010	39,583,630	$3.33	8.71 years	$7,214

Vested or expected to vest at September 30, 2010	39,299,202	$3.33	8.71 years	$7,193

Options exercisable at September 30, 2010	12,737,298	$5.01	7.82 years	$2,664

As of September 30, 2010, the Company’s outstanding stock options had unrecognized compensation expense of $41.5 million and a remaining weighted-average vesting period of 1.43 years. The Company recorded compensation expense related to stock options of $7.1 million and $19.9 million for the three and nine months ended September 30, 2010, respectively, and $5.4 million and $7.2 million for the three and nine months ended September 30, 2009, respectively.
Restricted Stock Units — In May 2010, the Company granted an aggregate 223,888 of restricted stock units to members of the Board of Directors, excluding the Chairman of the Board, as compensation for services to be provided. The restricted stock units vest on the first anniversary of their issuance and may only be settled in the Company’s common stock. The restricted stock units were valued at the quoted market price of the Company’s common stock on the date of grant and are being expensed to the “Compensation and benefits” line in the Consolidated Statements of Income (Loss) using the straight-line method over the vesting period. Compensation expense related to restricted stock units was $0.2 million in each of the three and nine months ended September 30, 2010.
Note 13 — Income Taxes
For the three months ended September 30, 2010, the Company had $3.8 million of income tax expense on pre-tax income of $13.8 million, resulting in an effective income tax rate of 27.6 percent. For the nine months ended September 30, 2010, the Company had $8.2 million of income tax expense on pre-tax income of $35.9 million, resulting in an effective income tax rate of 23.0 percent. The effective income tax rate for the three and nine months ended September 30, 2010 primarily reflects the reversal of book-to-tax differences, including a litigation accrual. The Company paid $0.1 million and $0.9 million, of federal and state income taxes for the three and nine months ended September 30, 2010, respectively.
For the three months ended September 30, 2009, the Company had $0.4 million of tax benefit on a pre-tax loss of $18.7 million, resulting in an effective income tax rate of 2.1 percent. For the nine months ended September 30, 2009, the Company had $0.1 million of tax benefit on a pre-tax loss of $9.9 million, resulting in an effective income tax rate of 1.1 percent. The effective income tax rate for the three and nine months ended September 30, 2009 reflects income tax on foreign income, the reversal of tax benefits upon forfeiture of share-based awards and discrete tax benefits of $2.8 million and $3.2 million, respectively. The Company received a federal income tax refund of $43.5 million during the nine months ended September 30, 2009. The Company paid $0.2 million of federal and state income taxes for both the three and nine months ended September 30, 2009.

For the three and nine months ended September 30, 2010, the Company recognized $0.1 million and $0.3 million, respectively, in interest and penalties for unrecognized tax benefits, compared to $0.4 million and $0.6 million for the three and nine months ended September 30, 2009, respectively. The Company records interest and penalties for unrecognized tax benefits in “Income tax expense (benefit)” in the Consolidated Statements of Income (Loss). As of September 30, 2010 and December 31, 2009, the Company had a liability of $1.8 million and $1.7 million, respectively, for interest and penalties within “Accounts payable and other liabilities” in the Consolidated Balance Sheets.
During the second quarter of 2010, the IRS completed its examination of the Company’s consolidated income tax returns for 2005 to 2007, and issued its Revenue Agent Report (“RAR”) challenging the Company’s tax position relating to net securities losses and disallowing $687.0 million of deductions taken in the 2007 tax return. The Company disagrees with the RAR regarding the net securities losses, and has filed a protest letter and requested a conference with the IRS Appeals Office. As of September 30, 2010, the Company has recognized a benefit of approximately $95.0 million relating to its net securities losses.
Note 14 — Commitments and Contingencies
Legal Proceedings — The Company is involved in various claims, litigations and government inquiries that arise from time to time in the ordinary course of the Company’s business. All of these matters are subject to uncertainties and outcomes that are not predictable with certainty. The Company accrues for these matters as any resulting losses become probable and can be reasonably estimated. Further, the Company maintains insurance coverage for many claims and litigations alleged. Management does not believe that after final disposition any of these matters is likely to have a material adverse impact on the Company’s financial condition, results of operations and cash flows.
Federal Securities Class Actions — As previously disclosed, on March 9, 2010, the Company and certain of its present and former officers and directors entered into a Settlement Agreement, subject to final approval of the court, to settle a consolidated class action case in the United States District Court for the District of Minnesota captioned In re MoneyGram International, Inc. Securities Litigation. The settlement provides for a cash payment of $80.0 million, all but $20.0 million of which would be paid by the Company’s insurance carriers. At a hearing on June 18, 2010, the Court issued a final order and judgment approving the settlement. The settlement became effective on July 26, 2010, when the time to appeal the Court’s final order and judgment expired without any appeal having been filed. The Company paid $20.0 million into an escrow account in March 2010 and the insurance carrier paid $60.0 million in April 2010, resulting in full settlement of the Company’s liability in this matter.
Minnesota Stockholder Derivative Claims — Certain of the Company’s present and former officers and directors are defendants in a consolidated stockholder derivative action in the United States District Court for the District of Minnesota captioned In re MoneyGram International, Inc. Derivative Litigation. The Consolidated Complaint in this action, which was filed on November 18, 2009 and arises out of the same matters at issue in the securities class action, alleges claims on behalf of the Company for, among other things, breach of fiduciary duties, unjust enrichment, abuse of control, and gross mismanagement. On February 24, 2010, the parties entered into a non-binding Memorandum of Understanding pursuant to which they agreed, subject to final approval of the parties and the court, to settle this action. On March 31, 2010, the parties entered into a Stipulation of Settlement agreeing to settle the case on terms largely consistent with the Memorandum of Understanding. On April 1, 2010, the Court issued an Order that preliminarily approved the settlement, providing for notice to stockholders and scheduled a hearing on the settlement for June 18, 2010. The Stipulation of Settlement provides for changes to the Company’s business, corporate governance and internal controls, some of which have already been implemented in whole or in part. The Company also agreed to pay attorney fees and expenses to the plaintiff’s counsel in the amount of $1.3 million, with $1.0 million to be paid by the Company’s insurance carriers. On June 21, 2010, the Court denied an objection to the settlement filed by a MoneyGram shareholder, Russel L. Berney, and issued a final order and judgment approving the settlement. On July 20, 2010, Mr. Berney filed a notice of appeal of the final order and judgment in the United States Court of Appeals for the Eighth Circuit. On October 5, 2010, the Company entered into a Settlement Agreement to settle the claims brought individually by Mr. Berney in this proceeding and the California Action discussed below.
ERISA Class Action — On April 22, 2008, Delilah Morrison, on behalf of herself and all other MoneyGram 401(k) Plan participants, brought an action in the United States District Court for the District of Minnesota. The complaint alleges claims under the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), including claims that the defendants breached fiduciary duties by failing to manage the plan’s investment in Company stock, and by continuing to offer Company stock as an investment option when the stock was no longer a prudent investment. The complaint also alleges that defendants failed to provide complete and accurate information regarding Company stock sufficient to advise plan participants of the risks involved with investing in Company stock and breached fiduciary duties by failing to avoid conflicts of interests and to properly monitor the performance of plan fiduciaries and fiduciary appointees. Finally, the complaint alleges that to the extent that the Company is not a fiduciary, it is liable for knowingly participating in the fiduciary breaches as alleged. On August 7, 2008, plaintiff amended the complaint to add an additional plaintiff, name additional defendants and additional allegations. For relief, the complaint seeks damages based on what the most profitable alternatives to Company stock would have yielded, unspecified equitable relief, costs and attorneys’ fees. On March 25, 2009, the Court granted in part and denied in part defendants’ motion to dismiss. On April 30, 2010, plaintiffs filed a motion for class certification, which defendants opposed in a brief filed May 28, 2010. On June 8, 2010, defendants filed a motion for partial summary judgment. Both motions were scheduled for hearing before the Court on October 22, 2010. On October 13, 2010, the Company entered into a Settlement Agreement which provides for a cash payment of $4.5 million, all but approximately $0.7 million of which will be paid by the Company’s insurance carrier.
California Action — On January 22, 2008, Russell L. Berney filed a complaint in Los Angeles Superior Court against the Company and its officers and directors, Thomas H. Lee Partners, L.P., and PropertyBridge, Inc. and two of its officers, alleging false and negligent misrepresentation, violations of California securities laws and unfair business practices with regard to disclosure of the Company’s investments. The complaint also alleges derivative claims against the Company’s Board of Directors relating to the Board’s oversight of disclosure of the Company’s investments and with regard to the Company’s negotiations with Thomas H. Lee Partners, L.P. and Euronet Worldwide, Inc. The complaint seeks monetary damages, disgorgement, restitution or rescission of stock purchases, rescission of agreements with third parties, constructive trust and declaratory and injunctive relief, as well as attorneys’ fees and costs. In July 2008, an amended complaint was filed asserting an additional claim for declaratory relief. In September 2009, an amended complaint was filed alleging additional facts and naming additional defendants. The Company’s previously disclosed settlement in the Minnesota Stockholder Derivative Litigation and the Minnesota District Court’s April 1, 2010 Order preliminarily approving the settlement in the Minnesota Stockholder Derivative Litigation contain provisions enjoining MoneyGram stockholders from commencing or continuing to prosecute any litigation involving the claims to be settled in that case. On April 5, 2010, the California court stayed proceedings in this action pending the settlement hearing in the Minnesota Stockholder Derivative Litigation. The final order and judgment issued in connection with the Minnesota Stockholder Derivative Litigation on June 21, 2010 enjoined Mr. Berney from prosecuting the derivative claims alleged in the California Action that were settled in the Minnesota Stockholder Action. On October 5, 2010, the Company entered into a Settlement Agreement to settle the claims brought individually by Mr. Berney against the Company and the defendants. The Court issued a final judgment and order approving the Settlement Agreement in October 2010.
For various legal matters, including those described above, the Company recorded $5.6 million of liability in the “Accounts payable and other liabilities” line in the Consolidated Balance Sheets and $3.8 million of related receivable from insurance carriers in the “Other assets” line in the Consolidated Balance Sheets, resulting in a $1.8 million net charge in the “Transaction and operations support” line in the Consolidated Statements of Income (Loss) during the three and nine months ended September 30, 2010. During the three and nine months ended September 30, 2010, the Company paid $0.1 million and $20.5 million, respectively, and the insurance carriers paid $1.0 million and $61.0 million, respectively, to fully settle certain legal liabilities.
Minimum Commission Guarantees — In limited circumstances, as an incentive to new or renewing agents, the Company may grant minimum commission guarantees for a specified period of time at a contractually specified amount. Under the guarantees, the Company will pay to the agent the difference between the contractually specified minimum commission and actual commissions earned by the agent. As of September 30, 2010, the liability for minimum commission guarantees was $0.3 million, and the maximum amount that could be paid under the minimum commission guarantees was $3.7 million over a weighted-average remaining term of 1.5 years.
Note 15 — Earnings per Common Share
Following are the weighted-average potential common shares excluded from diluted earnings per common share as their effect would be anti-dilutive:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(Amounts in thousands)	2010	2009	2010	2009

Shares related to stock options	38,605	22,545	36,544	15,748
Shares related to restricted stock	—	15	2	33
Shares related to preferred stock	418,555	370,082	418,555	370,082
Note 16 — Recent Accounting Pronouncements
In June 2009, the FASB issued guidance that amends previously issued derecognition guidance for financial transfers of assets, eliminates the exemption from consolidation for qualifying SPEs and amends the consolidation guidance applicable to variable interest entities. This guidance is effective for any financial transfers completed by the Company after January 1, 2010, and for consolidated financial statements prepared subsequent to December 31, 2009. The Company adopted the guidance effective January 1, 2010 with no material impact to its Consolidated Financial Statements.
In March 2010, the Patient Protection and Affordable Care Act and the Healthcare and Education Reconciliation Act of 2010 (collectively, the “Act”) was signed into law. The Company has evaluated the impact of the Act and has made the appropriate adjustments with no material impact to its Consolidated Financial Statements.
Note 17 — Segment Information
The Company conducts its business through two reportable segments, Global Funds Transfer and Financial Paper Products. Businesses that are not operated within these segments are categorized as “Other,” and primarily relate to discontinued products and businesses. One of the Company’s agents of both the Global Funds Transfer segment and the Financial Paper Products segment accounted for 30.3 percent and 30.7 percent of the Company’s total revenue for the three months ended September 30, 2010 and 2009, respectively. The following tables set forth operating results, depreciation and amortization and capital expenditures by segment:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(Amounts in thousands)	2010	2009	2010	2009

Revenue
Global Funds Transfer:
Money transfer	$235,013	$235,032	$680,461	$662,560
Bill payment	31,216	33,116	96,118	101,487

Total Global Funds Transfer	266,229	268,148	776,579	764,047
Financial Paper Products:
Money order	16,603	18,874	52,173	56,779
Official check	9,350	11,755	31,336	35,865

Total Financial Paper Products	25,953	30,629	83,509	92,644
Other	705	5,673	5,315	18,831

Total revenue	$292,887	$304,450	$865,403	$875,522

Segment operating income:
Global Funds Transfer	$36,465	$11,643	$95,128	$56,080
Financial Paper Products	7,478	8,606	27,955	26,012
Other	(676)	(1,967)	(1,749)	(3,366)

Total segment operating income	43,267	18,282	121,334	78,726

Net securities gains	—	2,738	2,115	7,027
Interest expense	(24,689)	(26,127)	(76,536)	(79,816)
Other unallocated expenses	(4,793)	(13,597)	(11,020)	(15,827)

Income (loss) before income taxes	$13,785	$(18,704)	$35,893	$(9,890)

Depreciation and amortization:
Global Funds Transfer	$9,341	$9,808	$28,285	$30,357
Financial Paper Products	2,153	4,408	7,587	12,520
Other	3	294	12	957

Total depreciation and amortization	$11,497	$14,510	$35,884	$43,834

Capital expenditures:
Global Funds Transfer	$10,088	$5,029	$24,513	$16,363
Financial Paper Products	1,296	1,840	5,027	6,010
Other	—	—	—	—

Total capital expenditures	$11,384	$6,869	$29,540	$22,373

The following table presents revenue by major geographic area:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(Amounts in thousands)	2010	2009	2010	2009

United States	$189,863	$206,335	$577,694	$607,435
International	103,024	98,115	287,709	268,087

Total revenue	$292,887	$304,450	$865,403	$875,522

Note 18 — Condensed Consolidating Financial Statements
In the event the Company offers debt securities pursuant to an effective registration statement on Form S-3, these debt securities may be guaranteed by certain of its subsidiaries. Accordingly, the Company is providing condensed consolidating financial information in accordance with SEC Regulation S-X Rule 3-10, Financial Statements of Guarantors and Issuers of Guaranteed Securities Registered or Being Registered. If the Company issues debt securities, the following 100% directly or indirectly owned subsidiaries could fully and unconditionally guarantee the debt securities on a joint and several basis: MoneyGram Payment Systems Worldwide, Inc.; MoneyGram Payment Systems, Inc.; PropertyBridge, Inc.; and MoneyGram of New York LLC (collectively, the “Guarantors”).
The following information presents condensed, consolidating Balance Sheets as of September 30, 2010 and 2009, along with condensed, consolidating Statements of Income (Loss) and Statements of Cash Flows for each of the three and nine months ended September 30, 2010 and 2009. The condensed, consolidating financial information presents financial information in separate columns for: MoneyGram International, Inc. on a Parent-only basis carrying its investment in subsidiaries under the equity method; Guarantors on a combined basis, carrying investments in subsidiaries which are not expected to guarantee the debt (collectively, the “Non-Guarantors”) under the equity method; Non-Guarantors on a combined basis; and eliminating entries. The eliminating entries primarily reflect intercompany transactions, such as accounts receivable and payable, fee revenue and commissions expense and the elimination of equity investments and income in subsidiaries.
MONEYGRAM INTERNATIONAL, INC.
CONDENSED, CONSOLIDATING BALANCE SHEETS
AS OF SEPTEMBER 30, 2010

		Subsidiary	Non-
(Amounts in thousands)	Parent	Guarantors	Guarantors	Eliminations	Consolidated

ASSETS
Cash and cash equivalents	$—	$—	$—	$—	$—
Cash and cash equivalents (substantially restricted)	189	3,116,907	175,422	—	3,292,518
Receivables, net (substantially restricted)	—	1,077,972	3,549	—	1,081,521
Available-for-sale investments (substantially restricted)	—	189,133	—	—	189,133
Property and equipment	—	95,222	18,622	—	113,844
Goodwill and intangible assets	—	311,616	123,783	—	435,399
Other assets	3,751	137,022	10,781	—	151,554
Equity investments in subsidiaries	251,768	178,818	—	(430,586)	—
Intercompany receivables	—	267,188	—	(267,188)	—

Total assets	$255,708	$5,373,878	$332,157	$(697,774)	$5,263,969

LIABILITIES AND STOCKHOLDERS’ (DEFICIT) EQUITY
Payment service obligations	$—	$4,188,502	$84,232	$—	$4,272,734
Debt	—	712,161	—	—	712,161
Pension and other postretirement benefits	—	113,358	1,458	—	114,816
Accounts payable and other liabilities	14,188	108,089	5,806	—	128,083
Intercompany liabilities	205,345	—	61,843	(267,188)	—

Total liabilities	219,533	5,122,110	153,339	(267,188)	5,227,794
Mezzanine equity	963,761	—	—	—	963,761
Total stockholders’ (deficit) equity	(927,586)	251,768	178,818	(430,586)	(927,586)

Total liabilities, mezzanine equity and stockholders’ (deficit) equity	$255,708	$5,373,878	$332,157	$(697,774)	$5,263,969

MONEYGRAM INTERNATIONAL, INC.
CONDENSED, CONSOLIDATING STATEMENTS OF INCOME
FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2010

		Subsidiary	Non-
(Amounts in thousands)	Parent	Guarantors	Guarantors	Eliminations	Consolidated

REVENUE
Fee and other revenue	$—	$285,687	$54,591	$(51,784)	$288,494
Investment revenue	—	4,329	64	—	4,393
Net securities gains	—	—	—	—	—

Total revenue	—	290,016	54,655	(51,784)	292,887

Fee and other commissions expense	—	132,929	30,701	(36,627)	127,003
Investment commissions expense	—	181	—	—	181

Total commissions expense	—	133,110	30,701	(36,627)	127,184

Net revenue	—	156,906	23,954	(15,157)	165,703

EXPENSES
Compensation and benefits	(22)	44,684	11,558	—	56,220
Transaction and operations support	1,824	53,202	7,115	(15,157)	46,984
Occupancy, equipment and supplies	—	9,990	2,538	—	12,528
Interest expense	—	24,689	—	—	24,689
Depreciation and amortization	—	9,066	2,431	—	11,497

Total expenses	1,802	141,631	23,642	(15,157)	151,918

(Loss) income before income taxes	(1,802)	15,275	312	—	13,785
Income tax (benefit) expense	(631)	4,168	263	—	3,800

(Loss) income after income taxes	(1,171)	11,107	49	—	9,985
Equity income in subsidiaries	11,156	49	—	(11,205)	—

NET INCOME	$9,985	$11,156	$49	$(11,205)	$9,985

MONEYGRAM INTERNATIONAL, INC.
CONDENSED, CONSOLIDATING STATEMENTS OF INCOME
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2010

		Subsidiary	Non-
(Amounts in thousands)	Parent	Guarantors	Guarantors	Eliminations	Consolidated

REVENUE
Fee and other revenue	$—	$812,939	$146,665	$(112,600)	$847,004
Investment revenue	—	16,130	154	—	16,284
Net securities gains	—	2,115	—	—	2,115

Total revenue	—	831,184	146,819	(112,600)	865,403

Fee and other commissions expense	—	388,096	57,385	(75,820)	369,661
Investment commissions expense	—	601	—	—	601

Total commissions expense	—	388,697	57,385	(75,820)	370,262

Net revenue	—	442,487	89,434	(36,780)	495,141

EXPENSES
Compensation and benefits	(193)	134,176	35,024	—	169,007
Transaction and operations support	1,805	148,274	29,850	(36,780)	143,149
Occupancy, equipment and supplies	—	27,532	7,140	—	34,672
Interest expense	—	76,536	—	—	76,536
Depreciation and amortization	—	27,968	7,916	—	35,884

Total expenses	1,612	414,486	79,930	(36,780)	459,248

(Loss) income before income taxes	(1,612)	28,001	9,504	—	35,893
Income tax (benefit) expense	(564)	8,092	720	—	8,248

(Loss) income after income taxes	(1,048)	19,909	8,784	—	27,645
Equity income in subsidiaries	28,693	8,784	—	(37,477)	—

NET INCOME	$27,645	$28,693	$8,784	$(37,477)	$27,645

MONEYGRAM INTERNATIONAL, INC.
CONDENSED, CONSOLIDATING STATEMENTS OF CASH FLOWS
FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2010

		Subsidiary	Non-
(Amounts in thousands)	Parent	Guarantors	Guarantors	Eliminations	Consolidated

NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES	$4,695	$(3,790)	$4,065	$—	$4,970
CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from maturities of investments classified as available-for-sale	—	30,744	—	—	30,744
Purchases of property and equipment	—	(8,641)	(4,708)	—	(13,349)
Proceeds from disposal of property and equipment	—	7,537	—	—	7,537
Capital contribution to subsidiaries	—	(643)	—	643	—

Net cash provided by (used in) investing activities	—	28,997	(4,708)	643	24,932

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds and tax benefit from exercise of stock options	98	—	—	—	98
Payments on debt	—	(30,000)	—	—	(30,000)
Intercompany financings	(4,793)	4,793	—	—	—
Capital contribution from parent	—	—	643	(643)	—

Net cash (used in) provided by financing activities	(4,695)	(25,207)	643	(643)	(29,902)

NET CHANGE IN CASH AND CASH EQUIVALENTS	—	—	—	—	—
CASH AND CASH EQUIVALENTS — Beginning of period	—	—	—	—	—

CASH AND CASH EQUIVALENTS — End of period	$—	$—	$—	$—	$—

MONEYGRAM INTERNATIONAL, INC.
CONDENSED, CONSOLIDATING STATEMENTS OF CASH FLOWS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2010

		Subsidiary	Non-
(Amounts in thousands)	Parent	Guarantors	Guarantors	Eliminations	Consolidated

NET CASH (USED IN) PROVIDED BY OPERATING ACTIVITIES	$(18,318)	$10,785	$4,219	$—	$(3,314)
CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from maturities of investments classified as available-for-sale	—	113,316	—	—	113,316
Purchases of property and equipment	—	(20,220)	(8,605)	—	(28,825)
Proceeds from disposal of property and equipment	—	7,537	—	—	7,537
Cash (paid for) received from acquisitions, net of cash acquired	—	(1,436)	1,106	—	(330)
Dividends from subsidiaries	20,000	—	—	(20,000)	—
Capital contributions to subsidiaries	—	(3,280)	—	3,280	—

Net cash provided by (used in) investing activities	20,000	95,917	(7,499)	(16,720)	91,698

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds and tax benefit from exercise of stock options	1,616	—	—	—	1,616
Payments on debt	—	(90,000)	—	—	(90,000)
Intercompany financings	(3,298)	3,298	—	—	—
Capital contribution from parent	—	—	3,280	(3,280)	—
Dividends to parent	—	(20,000)	—	20,000	—

Net cash (used in) provided by financing activities	(1,682)	(106,702)	3,280	16,720	(88,384)

NET CHANGE IN CASH AND CASH EQUIVALENTS	—	—	—	—	—
CASH AND CASH EQUIVALENTS — Beginning of period	—	—	—	—	—

CASH AND CASH EQUIVALENTS — End of period	$—	$—	$—	$—	$—

MONEYGRAM INTERNATIONAL, INC.
CONDENSED, CONSOLIDATING BALANCE SHEETS
AS OF DECEMBER 31, 2009

		Subsidiary	Non-
(Amounts in thousands)	Parent	Guarantors	Guarantors	Eliminations	Consolidated

ASSETS
Cash and cash equivalents	$—	$—	$—	$—	$—
Cash and cash equivalents (substantially restricted)	—	3,570,259	206,565	—	3,776,824
Receivables, net (substantially restricted)	—	1,047,459	6,922	—	1,054,381
Investments and related put options (substantially restricted)	—	325,584	—	—	325,584
Property and equipment	—	111,015	16,957	—	127,972
Goodwill and intangible assets	—	312,488	120,822	—	433,310
Other assets	60,294	124,373	26,925	—	211,592
Equity investments in subsidiaries	237,521	164,676	—	(402,197)	—
Intercompany receivables	—	301,227	—	(301,227)	—

Total assets	$297,815	$5,957,081	$378,191	$(703,424)	$5,929,663

LIABILITIES AND STOCKHOLDERS’ (DEFICIT) EQUITY
Payment service obligations	$—	$4,719,520	$123,934	$—	$4,843,454
Debt	—	796,791	—	—	796,791
Pension and other postretirement benefits	—	118,069	1,101	—	119,170
Accounts payable and other liabilities	87,773	85,180	15,980	—	188,933
Intercompany liabilities	228,727	—	72,500	(301,227)	—

Total liabilities	316,500	5,719,560	213,515	(301,227)	5,948,348
Mezzanine equity	864,328	—	—	—	864,328
Total stockholders’ (deficit) equity	(883,013)	237,521	164,676	(402,197)	(883,013)

Total liabilities, mezzanine equity and stockholders’ (deficit) equity	$297,815	$5,957,081	$378,191	$(703,424)	$5,929,663

MONEYGRAM INTERNATIONAL, INC.
CONDENSED, CONSOLIDATING STATEMENTS OF LOSS
FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2009

		Subsidiary	Non-
(Amounts in thousands)	Parent	Guarantors	Guarantors	Eliminations	Consolidated

REVENUE
Fee and other revenue	$—	$290,311	$22,620	$(18,068)	$294,863
Investment revenue	—	6,735	114	—	6,849
Net securities gains	—	2,738	—	—	2,738

Total revenue	—	299,784	22,734	(18,068)	304,450

Fee and other commissions expense	—	132,481	3,947	(8,076)	128,352
Investment commissions expense	—	375	—	—	375

Total commissions expense	—	132,856	3,947	(8,076)	128,727

Net revenue	—	166,928	18,787	(9,992)	175,723

EXPENSES
Compensation and benefits	2,711	46,097	10,155	—	58,963
Transaction and operations support	19,930	63,199	9,436	(9,992)	82,573
Occupancy, equipment and supplies	—	10,088	2,166	—	12,254
Interest expense	—	26,127	—	—	26,127
Depreciation and amortization	—	11,532	2,978	—	14,510

Total expenses	22,641	157,043	24,735	(9,992)	194,427

(Loss) income before income taxes	(22,641)	9,885	(5,948)	—	(18,704)
Income tax (benefit) expense	(7,924)	6,815	709	—	(400)

(Loss) income after income taxes	(14,717)	3,070	(6,657)	—	(18,304)
Equity loss in subsidiaries	(3,587)	(6,657)	—	10,244	—

NET LOSS	$(18,304)	$(3,587)	$(6,657)	$10,244	$(18,304)

MONEYGRAM INTERNATIONAL, INC.
CONDENSED, CONSOLIDATING STATEMENTS OF (LOSS) INCOME
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2009

		Subsidiary	Non-
(Amounts in thousands)	Parent	Guarantors	Guarantors	Eliminations	Consolidated

REVENUE
Fee and other revenue	$—	$837,779	$75,817	$(72,096)	$841,500
Investment revenue	—	25,137	1,858	—	26,995
Net securities gains	—	7,027	—	—	7,027

Total revenue	—	869,943	77,675	(72,096)	875,522

Fee and other commissions expense	—	381,315	10,162	(22,817)	368,660
Investment commissions expense	—	1,128	—	—	1,128

Total commissions expense	—	382,443	10,162	(22,817)	369,788

Net revenue	—	487,500	67,513	(49,279)	505,734

EXPENSES
Compensation and benefits	3,398	127,515	27,321	—	158,234
Transaction and operations support	20,541	195,686	31,275	(49,279)	198,223
Occupancy, equipment and supplies	—	29,120	6,397	—	35,517
Interest expense	—	79,816	—	—	79,816
Depreciation and amortization	—	34,712	9,122	—	43,834

Total expenses	23,939	466,849	74,115	(49,279)	515,624

(Loss) income before income taxes	(23,939)	20,651	(6,602)	—	(9,890)
Income tax (benefit) expense	(8,379)	6,931	1,338	—	(110)

(Loss) income after income taxes	(15,560)	13,720	(7,940)	—	(9,780)
Equity income (loss) in subsidiaries	5,780	(7,940)	—	2,160	—

NET (LOSS) INCOME	$(9,780)	$5,780	$(7,940)	$2,160	$(9,780)

MONEYGRAM INTERNATIONAL, INC.
CONDENSED, CONSOLIDATING STATEMENTS OF CASH FLOWS
FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2009

		Subsidiary	Non-
(Amounts in thousands)	Parent	Guarantors	Guarantors	Eliminations	Consolidated

NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES	$12,228	$(12,547)	$854	$—	$535
CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from maturities of investments classified as available-for-sale	—	32,419	—	—	32,419
Purchases of property and equipment	—	(5,247)	(1,582)	—	(6,829)
Proceeds from disposal of a business	—	4,500	—	—	4,500
Capital contribution to subsidiaries	—	(728)	—	728	—

Net cash provided by (used in) investing activities	—	30,944	(1,582)	728	30,090

CASH FLOWS FROM FINANCING ACTIVITIES:
Payments on debt	—	(30,625)	—	—	(30,625)
Intercompany financings	(12,228)	12,228	—	—	—
Capital contribution from parent	—	—	728	(728)	—

Net cash (used in) provided by financing activities	(12,228)	(18,397)	728	(728)	(30,625)

NET CHANGE IN CASH AND CASH EQUIVALENTS	—	—	—	—	—
CASH AND CASH EQUIVALENTS — Beginning of period	—	—	—	—	—

CASH AND CASH EQUIVALENTS — End of period	$—	$—	$—	$—	$—

MONEYGRAM INTERNATIONAL, INC.
CONDENSED, CONSOLIDATING STATEMENTS OF CASH FLOWS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2009

		Subsidiary	Non-
(Amounts in thousands)	Parent	Guarantors	Guarantors	Eliminations	Consolidated

NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES	$40,446	$(60,128)	$29,458	$—	$9,776
CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from maturities of investments classified as available-for-sale	—	113,957	—	—	113,957
Purchases of property and equipment	—	(16,363)	(6,785)	—	(23,148)
Proceeds from disposal of a business	—	4,500	—	—	4,500
Cash paid for acquisitions, net of cash acquired	—	—	(3,210)	—	(3,210)
Dividends from subsidiaries	—	19,463	—	(19,463)	—

Net cash provided by (used in) investing activities	—	121,557	(9,995)	(19,463)	92,099

CASH FLOWS FROM FINANCING ACTIVITIES:
Payments on debt	—	(101,875)	—	—	(101,875)
Intercompany financings	(40,446)	40,446	—	—	—
Dividends to parent	—	—	(19,463)	19,463	—

Net cash used in financing activities	(40,446)	(61,429)	(19,463)	19,463	(101,875)

NET CHANGE IN CASH AND CASH EQUIVALENTS	—	—	—	—	—
CASH AND CASH EQUIVALENTS — Beginning of period	—	—	—	—	—

CASH AND CASH EQUIVALENTS — End of period	$—	$—	$—	$—	$—